Exhibit 23





               Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07121) pertaining to the Elco Textron Inc. Profit Sharing and Savings Plan of Textron Inc. of our report dated April 17, 1998, with respect to the financial statements and schedules of the Elco Textron Inc. Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                ERNST & YOUNG LLP



Providence, Rhode Island
June 23, 1998